Exhibit 10.39

CONSENT AND AMENDMENT

This CONSENT AND AMENDMENT (this “Agreement”) is made and entered into as of December 20, 2023 by and among MEIRAGTX HOLDINGS PLC an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 336306 (the “Issuer”), certain Subsidiaries (as defined in the Notes Purchase Agreement, defined below) of the Issuer that are signatories hereto, and PERCEPTIVE CREDIT HOLDINGS III, LP, acting in its capacities as (i) a Noteholder (as defined in the Notes Purchase Agreement) and (ii) the administrative agent for the Noteholders (also as defined in the Notes Purchase Agreement) (in such capacity, the “Administrative Agent”).

WHEREAS, the Issuer, its Subsidiaries parties hereto, the Noteholders and the Administrative Agent are each party to that certain Amended and Restated Notes Purchase Agreement and Guaranty, dated as of August 2, 2022, as amended and restated as of December 19, 2022 (as amended or otherwise modified from time to time, the “Notes Purchase Agreement”), pursuant to which the Noteholders have extended credit to the Issuer on the terms set forth therein;

WHEREAS, the Issuer has advised the Administrative Agent that the Issuer proposes to enter into certain agreements and transaction involving its program for botaretigene sparoparvovec, formerly referred to as AAV-RPGR, for the treatment of X-linked retinitis pigmentosa related to mutations in the RPGR gene (the “RPGR Program”) that will include, among other things, the sale and transfer of all its right, title and interest in the RPGR Program pursuant to the terms of that certain Asset Purchase Agreement, dated on or about the date hereof, by and among Issuer, MeiraGTx UK II Limited and Janssen Pharmaceuticals, Inc. (the “APA”; with such sale and transfer being herein referred to as the “RPGR Program Restructuring”); and

WHEREAS, the Issuer has requested that the Noteholders and the Administrative Agent consent to the proposed RPGR Program Restructuring and make certain amendments to the Notes Purchase Agreement, and the Noteholders and the Administrative Agent are willing to do so, all subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Notes Purchase Agreement.

2.Consent.  Effective as of the Effective Date (as defined below), the Administrative Agent and the Noteholders hereby consent to the RPGR Program Restructuring and the related transactions set forth in the APA and the Related Transaction Agreements (defined below).

3.Amendment to Notes Purchase Agreement.  Effective as of the Effective Date, the definition of “Early Redemption Fee” set forth in the Notes Purchase Agreement is hereby amended and restated in its entirety to read as follows:  “Early Redemption Fee” means, with respect to any redemption of all or any portion of the outstanding principal amount of the Notes on any Early Redemption Date, whether pursuant to clause (a) or (b) of Section 3.03 or otherwise, occurring (i) at any time prior to the second anniversary of the Closing Date, an amount equal to five and thirty-three hundredths percent (5.33%) of the aggregate outstanding principal amount of the Notes being redeemed; (ii) at any time after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, an amount equal to two and one half percent (2.5%) of the aggregate outstanding principal amount of the Notes being redeemed; and (iii) thereafter, zero percent (0%) of the aggregate outstanding principal amount of the Notes being redeemed.

4.Conditions to Effectiveness.  This Agreement shall become effective only upon, and shall be subject to, the prior or simultaneous satisfaction or waiver of each of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent (the date of satisfaction or waiver of all such conditions being referred to as the “Effective Date”):

(a)receipt by the Administrative Agent of counterpart signatures to this Agreement duly executed and delivered by the Issuer, its Subsidiaries party hereto, the Noteholders party hereto and the Administrative Agent;

(b)delivery to the Administrative Agent of copies of the APA and all other material agreements related to the RPGR Program Restructuring, including the supply agreement and technology transfer plan (collectively, the “Related Transaction Agreements”), each of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(c)consummation of the RPGR Program Restructuring and all related transactions on terms and conditions materially consistent with the terms and conditions set forth in (and delivered to the Administrative Agent in accordance with) the APA and the Related Transaction Agreements referenced in clause (ii) above;

(d)the representations and warranties set forth below in Section 5 shall be true and correct as of the Effective Date; and

(e)the payment of all fees, costs and expenses due and payable pursuant to Section 14.03 of the Notes Purchase Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent and the Noteholders related to the negotiation, preparation, execution and delivery of this Agreement and other matters in respect of the Notes Purchase Agreement to the extent accrued on or prior to the Effective Date).

5.Representations and Warranties, etc.  The Issuer and each other Obligor party hereto represents and warrants as follows:

(a)The execution, delivery and performance of this Agreement and the amendments and modifications to the Notes Purchase Agreement contemplated hereby have been duly authorized by all necessary or required corporate or other organizational action, and each of this Agreement, the Notes Purchase Agreement and each other Notes Document, in each case as amended or otherwise modified hereby, constitutes a legal, valid and binding agreement of each Obligor party thereto, enforceable against such Obligor in accordance with its respective terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, restructuring, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)The execution, delivery and performance of this Agreement by the Obligors party hereto, and the resulting modifications to the Notes Purchase Agreement or any other Notes Document, as the case may be, do not (i) violate or conflict with any Law, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or any of its Subsidiaries or (iii) except as could not reasonably be expected to result in a Material Adverse Effect, violate, or result in a default under, any Material Agreement binding upon such Obligor or any of its Subsidiaries.

(c)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution, delivery and performance by any Obligor party to this Agreement, the Notes Purchase Agreement or any other Notes Document, in each case as amended or otherwise modified hereby.

(d)Both immediately before and after giving effect to this Agreement, no event has occurred and is continuing that constitutes an Event of Default.

6.No Implied Amendment or Waiver; Notes Documents, etc.

(a)Except as set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any Secured Party under the Notes Purchase Agreement or any other Notes Document, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Notes Purchase Agreement or any other Notes Document, all of which shall continue in full force and effect.  Nothing in this Agreement shall be construed to imply any willingness on the part of any Secured Party to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Notes Purchase Agreement or any other Notes Document.

(b)This Agreement, together with the Notes Purchase Agreement and the other Notes Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall constitute a Notes Document executed pursuant to the Notes Purchase Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all the terms and provisions of the Notes Purchase Agreement.

(c)The jurisdiction and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Notes Purchase Agreement, respectively, are incorporated herein by reference mutatis mutandis.

7.Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (i) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (ii) any facsimile or .pdf signature) hereto through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

8.Governing Law, etc.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ISSUER:

MEIRAGTX HOLDINGS PLC

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

SUBSIDIARY GUARANTORS:

MEIRAGTX UK II LIMITED

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

MEIRAGTX IRELAND DAC

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

Signature Page to Amendment

PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent and Noteholder

By:	PERCEPTIVE CREDIT OPPORTUNITIES GP,
LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Signature Page to Amendment